Exhibit 99.1

Ethan Allen Board Announces Ongoing CEO Succession Process to Drive

Next Phase of Value Creation

Formal, Independent Process Will Consider Internal and External Candidates

Board Commits to Announcing Next CEO of Ethan Allen No Later Than June 30, 2027

DANBURY, CT – September 21, 2026 – Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE: ETD), a leading interior design company, manufacturer and retailer in the home furnishings marketplace, today announced the Board of Directors’ (the “Board”) ongoing formal CEO succession process.

The Corporate Governance, Nominations and Sustainability Committee, composed entirely of independent directors, and whose charter requires it to develop and review with the Board a succession plan for the Chief Executive Officer, has engaged a nationally recognized executive search firm that is identifying and evaluating both internal and external candidates. The Board has committed to publicly announcing Ethan Allen’s next CEO no later than June 30, 2027, the date on which Mr. Kathwari’s current contract is scheduled to end. As part of the planned succession, Mr. Kathwari has agreed to remain as a non-executive member of the Board after June 30, 2027 until the Company’s 2027 annual meeting, at which time he will step down from the Board.

Consistent with the Board’s succession planning, Mr. Kathwari will continue to lead the Company’s management team and execute Ethan Allen’s strategic priorities while supporting the Board’s search and an orderly leadership transition.

“Ethan Allen’s Board is focused on overseeing the Company for the long-term benefit of all shareholders. We have a leadership team that has built and continues to advance Ethan Allen’s designer-led, vertically integrated platform. The succession process has a clear timeline that reflects the Board’s commitment to an orderly, well-governed leadership transition. The independent directors are conducting a thorough process to identify a leader with demonstrated experience who can build on and accelerate the Company’s ongoing digital transformation, omnichannel retail strategies, and supply chain efficiency to best guide Ethan Allen’s next chapter,” said David M. Sable, Ethan Allen’s Lead Independent Director, Chair of the Company’s Compensation Committee, and a member of the Corporate Governance, Nominations and Sustainability Committee.

“The Board takes its succession and governance responsibilities seriously. Succession is a standing agenda item where the Board regularly evaluates the Company's leadership capabilities, emergency and long-term succession plans, and the capabilities required to execute our strategy over the long term,” stated Cynthia Ekberg Tsai, Chair of the Company’s Corporate Governance, Nominations and Sustainability Committee.

“I fully support the Board-led, independent CEO succession process. As Ethan Allen’s largest shareholder, I remain deeply invested in the Company’s long-term success and committed to helping ensure a smooth and seamless leadership transition. I will remain focused on executing Ethan Allen’s strategic priorities while doing everything I can to support a successful transition,” said Farooq Kathwari.

“This process provides an important period of leadership, continuity and stability. It is also allowing the Board to conduct a thoughtful, deliberate, and rigorous succession process on a timeline driven by the long-term needs of the Company. We are grateful for Farooq’s leadership over the last four decades as he helped build an incredible brand known for craftsmanship and high-touch customer service and look forward to building on this legacy during our next chapter of growth. The Board is confident in the strength and commitment of the Company's leadership team today, and we remain equally focused on ensuring we have the leadership, talent, and organizational depth necessary for continued success in the years ahead,” concluded Mr. Sable.

During the transition process, Ethan Allen will remain focused on executing its differentiated strategy, including its designer-led retail network, North American manufacturing and logistics, technology investments, and disciplined cost management.

The Board remains committed to engaging with shareholders and providing appropriate updates on the succession process.

ABOUT ETHAN ALLEN

Ethan Allen (NYSE: ETD) is a leading interior design destination combining state-of-the-art technology with personal service. Ethan Allen design centers, which represent a mix of Company-operated and independent licensee locations, offer complimentary interior design service and sell a full range of home furnishings, including custom furniture and artisan-crafted accents for every room in the home. Vertically integrated from product design through logistics, the Company manufactures about 75% of its custom-crafted furniture in its own North American manufacturing facilities and has been recognized for product quality and craftsmanship since 1932. Learn more at www.ethanallen.com and follow Ethan Allen on Facebook, Instagram, and LinkedIn.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s chief executive officer succession planning process, the conduct, scope and timing of the Board’s search for a successor chief executive officer, the anticipated timing and completion of a leadership transition, the Company’s strategic and operating priorities, and the Company’s expectation to continue to engage constructively with its shareholders. These statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Actual results could differ materially from those anticipated in the forward-looking statements due to a number of risks and uncertainties including, but not limited to, the risks and uncertainties disclosed in Part I, Item 1A. Risk Factors, in the Company’s 2026 Annual Report on Form 10-K and other factors identified in its reports filed with the Securities and Exchange Commission (the “SEC”), available on the SEC’s website at www.sec.gov. Ethan Allen undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

Additional Information and Where to Find It

The Company intends to file a proxy statement and BLUE proxy card with the SEC in connection with its solicitation of proxies for its 2026 Annual Meeting of Stockholders (the “2026 Annual Meeting”). THE COMPANY'S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING BLUE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by the Company with the SEC without charge from the SEC's website at www.sec.gov.

Participants in the Solicitation

M. Farooq Kathwari; Maria Eugenia Casar; David M. Sable; Tara I. Stacom; Cynthia Ekberg Tsai; and Matthew J. McNulty are deemed to be “participants” (as defined in Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from the Company's stockholders in connection with the matters to be considered at the 2026 Annual Meeting. Information about the compensation of the Company's non-employee Directors is set forth in the section titled “Director Compensation” in the Company's definitive proxy statement filed with the SEC on September 26, 2025 (the “2025 Proxy Statement”), at page 16, and is available here. Information about the compensation of Mr. Kathwari is set forth in the section titled “Compensation Discussion and Analysis” and the related Compensation Tables in the 2025 Proxy Statement at page 31 and is available here. Information regarding the participants' holdings of the Company's securities can be found in the section titled “Security Ownership” in the 2025 Proxy Statement, at page 42, and is available here. Additional updates to certain participants' holdings following the date of the 2025 Proxy Statement have been reflected in their subsequent Section 16 filings (Forms 3, 4 and 5), which are available on the SEC's website at www.sec.gov or on the Company's website at https://ir.ethanallen.com/sec-filings/section-16-filings.

Such filings are available on the Company's website at https://ir.ethanallen.com/sec-filings or through the SEC's website via the links referenced above. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Company's proxy statement on Schedule 14A and other materials to be filed with the SEC in connection with the 2026 Annual Meeting.

Investor Relations Contact:

IR@ethanallen.com